UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016
  NZCH Corporation
(Exact name of registrant as specified in its charter)

Nevada	76-0571159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
450 Park Avenue, 29th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 906-8555
(Registrant’s telephone number, including area code)
Zap.com Corporation
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2016, the registrant, a Nevada corporation, completed its previously announced sale of the Zap.Com domain name and certain other domain names.  Effective June 21, 2016, the registrant also changed its name from Zap.Com Corporation to NZCH Corporation (the "Company"). The name change was made pursuant to Section 92A.180 of the Nevada Revised Statues by merging a wholly-owned entity of the Company with and into the Company, with the Company continuing as the surviving entity in the merger.  The merger had the effect of amending the Company’s Restated Articles of Incorporation and its Amended and Restated By-Laws to reflect the change in corporate name to NZCH Corporation. A copy of the Agreement and Plan of Merger, dated June 21, 2016, the Restated Articles of Incorporation of the Company, the Articles of Merger, and the Amended and Restated By-Laws of the Company are attached hereto as Exhibits 2.1, 3.1(a), 3.1(b), and 3.2, respectively.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger

3.1(a)	Restated Articles of Incorporation of NZCH Corporation

3.1(b)	Articles of Merger

3.2	Amended and Restated By-Laws of NZCH Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NZCH CORPORATION

By: /s/ John McKeown
Name: John McKeown
Title: Senior Vice President and Treasurer

Dated: June 22, 2016